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                                                         Exhibit 10.75

                                                         Registered at
                                                         Administration

                                                         _____________ area
                                                         Khabarovsk Territory

                                                         "__" ________, 200_ No.


                             TIMBER LEASE AGREEMENT

P. Osipenko                                                  "20" September 2000


1. SUBJECTS OF THE AGREEMENT
The owner of the concession - Kerbinskiy leskhoz in person of its director Ryabov Nikolay Mikhailovich in accordance with the provisions about leskhozes hereinafter the "Lessor" and JSC "Forest-Starma" in person of General Director David B. Daggett acting in accordance with the Charter have entered into this agreement about lease of a the concession.

2. OBJECT OF LEASE, TYPES AND FELLING VOLUMES

2.1. The object of lease is a forest area in the third grade group forests in compartments #153,154,163,166-182,184-191,194-200,215-222,224,227-232,
     244-247,204-210, 251-258,263,265-269,286-289,292-300,303-305,312-315,
     323-344,364-401,410,439-444,472-511,536-539,944,945,948 of Herpuchinskiy
     Forestry at the area of 194,3 thousand hectares with inventory of mature and overmature stand of 13324 thousand cubic meters.

2.2. The concession is given to the Lessee for logs felling.

2.3. The fixed felling volume is - thousand cubic meters in the first grade group forests and 180 thousand cubic meters in the third grade group forests.

2.4. If necessary the felling volume can be changed by common consent of the lessee and Lessor.

3.   LEASE TERMS

The agreement is effective within 25 years from September 15, 2000 - September 15, 2025.

4.   RIGHTS AND LIABILITIES OF THE LESSOR (LESKHOZ)

4.1. The Lessor has the right:
4.1.1. To make proposals concerning revision of this agreement.
4.1.2. To give on lease or under any other conditions the same forest areas of the concession with the attendant forest resources simultaneously to different forest users to provide multipurpose use of forest in the event this does not contradict the rights and liabilities stipulated by this agreement.

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4.1.3.  To perform control over the condition, use, protection of forests, compliance with effective Forest Law, norms and regulations of forest use.

4.1.4. To accomplish all kinds of forestry works including tending felling and salvage felling within the leased concession in the event the lessee is unable to accomplish these works.

4.1.5. To make claims against the lessee for penalties recovered for violation of forestry requirements while felling timber on stem and damage injured to forestry as a result of economic activities of the lessee.

4.1.6. To obtain from the lessee informational and other materials about usage, regeneration, protection of forests.

4.1.7. If operations done by the forest users negatively affect the forests regeneration, the Lessor will stop these operations until the violations are eliminated.

4.1.8. To confiscate for the government needs in cases stipulated by the effective legislation the leased areas with obligatory compensation of caused financial loss as agreed with the lessee.

4.1.9. To involve the lessee in accordance with the decision of the local administration into forest fires suppression activities.

4.2. The Lessor undertakes the following obligations:

4.2.1. To perform control over the lessee's activities connected with accomplishment of forestry and forest regeneration activities in the given concession.

4.2.2. To record forest cadastre, dynamics of the concession and make timely amendments thereto.

4.2.3.  To provide forest management and inventory activities.

4.2.4. To provide the lessee for temporary use with the materials required for the correct accomplishment of the forestry activities.

4.2.5. To provide the lessee at his expense with the required forest forestry materials.

4.2.6. To perform the annual forest areas' marking out and taxation, to provide the lessee with felling permits.

4.2.7.  Inspection of felling areas.

4.2.8. To perform and finance forest pathological supervision over the leased concession.

4.2.9. To provide aviation forest protection on the territory of the concession.

4.2.10. To timely finance forestry and forest regeneration activities.

4.2.11. To advance forestry and forest regeneration activities in amount of 50 percent of expenses needed for their accomplishment.

4.2.12. To coordinate with the lessee the location of forestry and production facilities, landings, logging roads, parking areas, improvement of the territory necessary for organization and performance of felling.

4.2.13. In case the forests lose the quality and/or forest resources are lost due to drying of forest massifs, forest fires, the Lessor will completely reimburse forest resources and losses done to the lessee connected with their development.

4.2.14. To render methodological assistant in selection of ways and methods of regeneration of felled areas, to draw up the projects of forest cultures, to

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        provide the lessee on a contract basis with  plants for the production of forest cultures.

4.2.15. To provide the lessee if necessary on a contract basis with logging and regeneration equipment.

4.2.16. To reimburse to the lessee losses connected with suppression of forest fires, occurred through no fault of his.

4.2.17. To reimburse in accordance with decision of the court the losses done to the lessee as a result of illegal suspension of its economic activities.

5. RIGHTS AND LIABILITIES OF THE LEASEHOLDER

5.1. The lessee has the right:
5.1.1. To conduct felling within the bounds of the leased forest area in accordance with the conditions stipulated by this agreement and normative documents.

5.1.2. To build roads, temporary production and economic objects, housings and other buildings at the leased territory connected with the use of the concession in compliance with the Lessor.

5.1.3. To select independently the form of economic activity concerning the use of the concession, to use forest products and income received as a result of lease of the concession.

5.1.4.  To make proposals concerning amendment of conditions of the agreement.

5.1.5. To conduct all kinds of main and intermediate felling while leasing concession.

5.1.6. To fix pay and receive reimbursement of expenses made by the lessee at the territory of the leased concession while constructing buildings, roads, etc. in case they will be used for other purposes besides the lessee's purposes.

5.1.7. To participate in inspections made by the Lessor of the leased concession for the appraisal of its condition, compliance with the effective Forest Law, regulations of forest use and conditions of the agreement.

5.1.8. To use the materials available at the Lessor concerning condition, use and protection of the forests of the leased territory.

5.1.9. Preferential right for receipt of limits of felling area under available capacities within the calculated felling area.

5.1.10. To demand termination of the agreement and reimbursement of losses in case the Lessor violates the conditions of this agreement.

5.1.11. To defend the interests in court and arbitration in case they are violated by the Lessor.

5.2. The lessee undertakes the following obligations:
5.2.1. To perform the conditions at the leased forest area in compliance with the effective Forest Law, regulations and manuals concerning forestry management.

5.2.2. To follow the rules of fire security and perform anti-fire activities within the felling areas.

5.2.3. To provide accomplishment of forestry and forest regeneration activities and other conditions in accordance with the annually signed agreement by the Lessor.

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5.2.4.  At the felling sites where understorey trees which provide forest regeneration are destructed as a result of economic activities of the lessee to regenerate forests at the lessee's account.

5.2.5. To perform tending the forest cultures before they are transferred in the category of forest-clad areas at the Lessor's expense.

5.2.6. After finishing logging operations to turn over forest areas of the concession to the owner.

5.2.7. To provide the Lessor with information necessary for inventory of the concession and calculating of rental charge as well as other information about use of the concession.

5.2.8. To pay for use of forest concession timely and in compliance with the procedure.

5.2.9. To follow the instructions of the Lessor concerning revealing of violations in accordance with the effective Forest Law within the indicated timeframes.

5.2.10. To have a five-year felling plan and an ecological passport of the company.

5.2.11. To present for the Lessor's acceptance the finished forestry objects and operations.

5.2.12. To assist in forestry and forest inventory activities.

5.2.13. To fulfill other requirements made by the rules and provisions for forestry.

6.      PAYMENTS FOR FOREST RESOURCES

6.1. Rental charge is annually fixed on the base of calculating area of felling and paid out in accordance with the procedure.

7.      LIABILITY OF THE PARTIES

7.1. The lessee is liable for violation of the effective Forest Law, forestry requirements while using forest concession in volumes stipulated by the effective legislation of the Russian Federation, legal acts of the territorial and area administrations adopted within the limits of their competence.

7.2. In case the payments for forest resources and financing of forestry operations are transferred untimely, the party at fault pays a penalty in amount of 0,07 percent of these amounts for every day of delay in payment.

7.3. The mutual claims of the parties in case of violation of conditions of the agreement are solved in court or arbitration.

8.      General Issues

8.1. The parties by common consent if necessary include improvements and amendments into this agreement.

8.2. Regarding the issues which are not stipulated by this agreement the parties follow the effective legislation.

8.3. The conditions of the agreement are subject to the revision in case the Forest Law undergoes amendments.

8.4. The parties annually discuss observance of performance of this agreement.

8.5. The agreement enters into force from the date of registration in the local administration.

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8.6.    The Lessor is liable within two months from the date of the agreement's entry into force to provide the lessee the forest concession and the required technical documents.

8.7. This agreement is signed in three copies, one copy is given to the lessee, the second copy is sent to the area administration and the third copy is left at the leskhoz.

9.  Juridical requisites of the parties:
9.1.    The Lessor: Kerbinskiy leskhoz

        Mail Address: 682380 Khabarovsk Territory, Polina Osipenko village, Payment requisites: account: 40503810270152000015 in Sberbank #4167,
        P. Osipenko

9.2.    The Lessee: JSC "Forest-Starma"
        Mail Address: Komsomolsk-on-Amur, Alleya Truda, 1
        Payment requisites: account: 40702810608030000405 FAKB Regiobank

        Signature:
        ----------------------------------------------------------------------
        General Director                                 /s/ D.B. Daggett
        JSC "Forest-Starma"                              --------------------
                                                         D.B. Daggett
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        First Deputy General Director                    /s/ V.A. Limarenko
        JSC "Forest-Starma"                              --------------------
                                                         V.A. Limarenko
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        Director                                         /s/ N.M. Limarenko
        Kerbinskiy leskhoz                               --------------------
                                                         N.M. Limarenko
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